EXHIBIT 11.1
                                 WORLDTEX, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                 (Dollars in thousands except per share amounts)

                                            Nine Months Ended       Three Months Ended
                                              September 30,            September 30,
                                           1998         1997         1998         1997
                                           ----         ----         ----         ----

Net income (loss)                    $     1,838        6,743      (1,061)        2,048
                                     ===========   ==========   ==========   ==========

Shares:
Weighted average number of
   shares outstanding                 14,401,006   14,416,812   14,341,100   14,428,671
                                     ===========  ===========  ===========  ===========

Basic earnings (loss) per share (1)  $       .13          .47         (.07)         .14
                                     ===========  ===========  ===========  ===========

Shares:

Weighted average number of
   shares outstanding                 14,401,006   14,416,812   14,341,100   14,428,671


Assumed exercise of options              240,712      392,253          N/A      320,403
                                     -----------  -----------  -----------  -----------

Total average number of common
   and common equivalent shares
   used for diluted computation       14,641,718   14,809,065   14,341,100   14,749,074
                                     ===========  ===========  ===========  ===========

Diluted earnings (loss) per
   share (2)                         $       .13          .46         (.07)        .14
                                     ===========  ===========  ===========  ===========


(1) Basic earnings per share are calculated based upon the weighted average number of common shares outstanding during the year.

(2) Diluted earnings per share are calculated based upon the weighted average number of common shares and dilutive common equivalent shares outstanding during the year. Common stock equivalents for the three months ended September 30, 1998 are anti-dilutive and therefore excluded from the computation.